As filed with the Securities and Exchange Commission on December 15, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Rent the Runway, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	80-0376379
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)
10 Jay Street
Brooklyn, New York 11201
Telephone: (212) 524-6860
(Address of principal executive offices) (Zip code)

Rent the Runway, Inc. Second Amended and Restated 2021 Incentive Award Plan, as Amended
(Full title of the plans)

Jennifer Y. Hyman, Co-Founder, Chief Executive Officer and President
Rent the Runway, Inc.
10 Jay Street
Brooklyn, New York 11201
(Name and address of agent for service)

Telephone: (212) 524-6860
(Telephone number, including area code, of agent for service)

With copies to:

Jennifer S. Conway Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000	Cara Schembri Rent the Runway, Inc. 10 Jay Street Brooklyn, New York 11201 (212) 524-6860

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 is being filed for the purpose of registering an additional 3,899,439 shares of the Registrant’s Class A common stock that may become issuable pursuant to the Rent the Runway, Inc. Second Amended and Restated 2021 Incentive Award Plan, as amended (the “2021 Plan”) if the First Amendment to the 2021 Plan is approved by the Registrant’s stockholders at the Company’s next regular annual meeting and for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENT ON FORM S-8

The contents of the Registration Statement on Form S-8 (File Nos. 333-260564, 333-264295, 333-271241, 333-278623, 333-286549 and 333-291155), filed with the Securities and Exchange Commission, relating to the 2021 Plan, are incorporated herein by reference.

Exhibit Number	Description
4.1
Amended and Restated Certificate of Incorporation of the Registrant, dated October 29, 2021 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-40958) filed on October 29, 2021)

4.2
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant, dated April 2, 2024 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-40958) filed on April 2, 2024)

4.3
Amended and Restated Bylaws of the Registrant, dated October 29, 2021 (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-40958) filed on October 29, 2021)

5.1*	Opinion of Davis Polk & Wardwell LLP
23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm
23.2*	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page)
99.1	Second Amended and Restated 2021 Incentive Award Plan
99.2*	First Amendment to Second Amended and Restated 2021 Incentive Award Plan
107.1*	Filing Fee Table

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 15, 2025.

RENT THE RUNWAY, INC.

Date: December 15, 2025	By:	/s/ Jennifer Y. Hyman
Jennifer Y. Hyman
Co-Founder, Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Jennifer Y. Hyman and Siddharth Thacker, or each of them singly, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments, including post-effective amendments to this registration statement, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Jennifer Y. Hyman	Co-Founder, Chief Executive Officer, President and Director (Principal Executive Officer)	December 15, 2025
Jennifer Y. Hyman

/s/ Siddharth Thacker	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 15, 2025
Siddharth Thacker

/s/ Dhiren Fonseca	Executive Chair and Director	December 15, 2025
Dhiren Fonseca

/s/ Teri Bariquit	Director	December 15, 2025
Teri Bariquit

/s/ Peter Comisar	Director	December 15, 2025
Peter Comisar

/s/ Damian Giangiacomo	Director	December 15, 2025
Damian Giangiacomo

/s/ Daniel Rosensweig	Director	December 15, 2025
Daniel Rosensweig